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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549



                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported): DECEMBER 17, 1998
                                                       (DECEMBER 2, 1998)


                            TIER TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

               CALIFORNIA                               000-23195                     94-3145844
    (State or other jurisdiction of                    (Commission                   (IRS Employer
             incorporation)                           File Number)                Identification No.)

    1350 TREAT BOULEVARD, SUITE 250                                                      94596
        WALNUT CREEK, CALIFORNIA                                                      (Zip Code)
(Address of principal executive offices)
                                                     (925) 937-3950
                                             (Registrant's telephone number,
                                                  including area code)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

       On December 2, 1998, Tier Technologies, Inc., a California corporation
(the "Registrant"), closed the acquisition of the entire issued capital stock of Midas Computer Software Limited ("Midas"), a company organized under the laws of the United Kingdom and in the business of providing information technology services, for initial consideration of approximately $2.4 million in cash and 51,074 shares of Registrant's Class B Common Stock (valued at approximately
$660,000 at that time). Up to an additional 7.9 million Pounds Sterling
(approximately $13.0 million at exchange rates in effect at the time), may be paid to the former shareholders of Midas in cash and in shares of Registrant's
Class B Common Stock based on the achievement of performance targets over the next three years. The purchase was effective as of November 30, 1998 and the purchase price was determined by arms-length negotiations between representatives of the Registrant and Midas. The funds used and to be used by the Registrant in connection with the acquisition are from Registrant's working capital. The Registrant acquired certain receivables and equipment and significant intangible assets of Midas and intends to continue to use such assets of Midas for the same general purposes as Midas. The value of the Registrant's Class B Common Stock was determined by dividing 400,000 Pounds
Sterling by the average US dollar closing price of the Registrant's Class B
Common Stock for the five trading days immediately preceding the date of the Agreement (converted into Pounds Sterling using the closing exchange rate quoted by Lloyds Bank plc for transactions of a similar size for the day immediately preceding the date of the Agreement). The foregoing description does not purport to be a complete description of the terms of the acquisition agreement, a copy of which is attached hereto as an exhibit and incorporated herein by reference.

                                       1
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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of business acquired. It is impracticable at this time for the Registrant to provide the financial statements of the acquired business. Such financial statements will be filed by the Registrant as an amendment to this Form 8-K as soon as practicable, but, in any event, not later than sixty (60) days after the date hereof.

(b) Pro forma financial information. It is impracticable at this time for the Registrant to provide the pro forma financial information relative to the acquired business. Such pro forma financial information will be filed by the Registrant as an amendment to this Form 8-K as soon as practicable, but, in any event, not later than sixty (60) days after the date hereof.

(c)  Exhibits.

Exhibit No.    Description
-----------    -----------
    2.1        Agreement for the sale and purchase of the entire issued share capital of Midas Computer Software Limited dated November 26,
               1998 by and between Robert William Thompson, Yvonne Jayne
               Thompson, Dominic Frost, Ian Smith and the Other Parties Named in
               Schedule 1 thereto and Tier Technologies, Inc. (the schedules to the Agreement have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission (SEC) but
               will be provided supplementally to the SEC upon request).

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       TIER TECHNOLOGIES, INC.



                                       By:   /s/ GEORGE K. ROSS
                                          --------------------------------------
                                             George K. Ross
                                             Executive Vice President and
                                             Chief Financial Officer


Date:  December 17, 1998

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                                 EXHIBIT INDEX


Exhibit No.     Description
-----------     -----------
    2.1         Agreement for the sale and purchase of the entire issued share capital of Midas Computer Software Limited dated November 26,
                1998 by and between Robert William Thompson, Yvonne Jayne
                Thompson, Dominic Frost, Ian Smith and the Other Parties Named
                in Schedule 1 thereto and Tier Technologies, Inc. (the schedules to the Agreement have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission (SEC) but
                will be provided supplementally to the SEC upon request).